EXHIBIT 99.1
IMMEDIATE RELEASE

Sharps Compliance Appoints Linda Brock as Vice President of Sales
HOUSTON, Texas, March 12, 2019 - Sharps Compliance Corp. (NASDAQ: SMED) (“Sharps” or the “Company”), a leading full-service national provider of comprehensive waste management solutions including medical, pharmaceutical and hazardous, today announced the appointment of Linda Brock as Vice President of Sales. In her new role, Ms. Brock will oversee the Field Sales Team, including business development, national account managers and territory managers, with a focus on accelerating the closing of existing sales opportunities, and meeting or exceeding sales budgets while growing the sales pipeline. Ms. Brock plans to leverage her experience with the strength of the Company’s sales professionals and the support of the marketing team to drive sales growth of all of Sharps’ solution offerings.
Ms. Brock brings more than 25 years of sales and marketing experience, most recently as the National Vice President of Sales and Marketing for a national healthcare technology service company, where she developed and implemented strategies to grow the hospital, senior care and at home service organization to improve the company’s sales, marketing and delivery strategy for vertical markets. She created go-to-market strategies for individual product lines and four key markets and nurtured strategic partnerships for national service and implementation contracts. Ms. Brock was previously a Director at Philips Healthcare, where she managed all sales and marketing activities as well as national association relationships and events. Earlier in her career at Philips, Ms. Brock served as Senior Manager, responsible for the organization’s top national accounts and sales teams and directed all aspects of forecasting, goal setting and performance management. She holds an MBA from the University of Chicago.
David P. Tusa, Chief Executive Officer and President of Sharps, commented, “Linda is a seasoned sales leader with extensive experience in the healthcare and related services industry. We believe her successful track record building and implementing national and territorial sales and marketing initiatives, coupled with her expertise driving brand recognition in the marketplace will be a tremendous asset to the Company and our sales organization. We are focused on expanding our leading position as a comprehensive provider of solutions for traditional medical waste, unused medications, single use device recycling and hazardous waste disposal by enhancing our sales initiatives and leveraging the strength of our sales force. We’re pleased to welcome Linda to the team and look forward to her contribution to the Company.”
About Sharps Compliance Corp.
Headquartered in Houston, Texas, Sharps Compliance is a leading full-service national provider of comprehensive waste management services including medical, pharmaceutical and hazardous. Its key markets include healthcare facilities, pharmaceutical manufacturers, home healthcare providers, assisted living / long-term care, surgery centers, retail pharmacies and clinics, and the professional market which is comprised of physicians, dentists and veterinary practices. The Company's flagship product, the Sharps Recovery System, is a comprehensive solution for the containment, transportation, treatment and tracking of medical waste and other used healthcare materials. The Company offers its route-based pick-up service in a twenty-four (24) state region of the South, Southeast and Northeast portions of the United States. Sharps also provides two simple solutions for safe and easy disposal of unused medications: MedSafe collection receptacles and TakeAway Recovery System Envelopes.
More information on the Company and its products can be found on its website at: www.sharpsinc.com

Safe harbor statement
The information made available in this news release contains certain forward-looking statements which reflect Sharps Compliance Corp.’s current view of future events and financial performance. Wherever used, the words “estimate,” “expect,” “plan,” “anticipate,” “believe,” “may” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the Company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the Company’s ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company’s ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results, express or implied therein, will not be realized.

For more information contact:

Diana P. Diaz Sharps Compliance Corp. Vice President and Chief Financial Officer Phone: (713) 660-3547 Email: ddiaz@sharpsinc.com	John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: jnesbett@institutionalms.com